                                                                    EXHIBIT 99.2


                      PRIMECO PERSONAL COMMUNICATIONS, L.P.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                      for the year ended December 31, 1999

                        Report of Independent Accountants




To the Partners of PrimeCo Personal Communications, L.P.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, partners' capital and of cash flows present fairly, in all material respects, the financial position of PrimeCo Personal Communications, L.P. at December 31, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                                     /s/ PricewaterhouseCoopers LLP


Dallas, Texas
February 14, 2000

                     PRIMECO PERSONAL COMMUNICATIONS, L.P.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                    ASSETS                                          December 31,1999
                                                                                    ----------------
Current assets:
         Cash and cash equivalents                                                      $   24,934
         Accounts receivable, trade, net of allowance for doubtful
                     accounts of $23,012                                                    74,085
         Accounts receivable, other                                                         32,274
         Inventory                                                                          67,081
         Prepaid expenses                                                                    9,416
         Other                                                                                 890
                                                                                        ----------

                      Total current assets                                                 208,680

PCS Licenses, net of accumulated amortization of $85,437                                   993,766
Microwave relocation, net of accumulated amortization of $14,281                           164,090
Property, plant and equipment, net                                                       1,490,552
Construction in progress                                                                   159,363
Other                                                                                        5,182
                                                                                        ----------

                              Total assets                                              $3,021,633
                                                                                        ==========

        LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
         Current installments of capital leases                                         $   39,347
         Accounts payable and accrued expenses                                             433,564
         Microwave relocation obligations                                                    9,563
         Accrued compensation                                                               17,498
         Taxes, other than income                                                           35,077
                                                                                        ----------

                    Total current liabilities                                              535,049

Capital lease obligations, noncurrent                                                      220,545
Microwave relocation obligations, noncurrent                                                 1,018
Minority interest in consolidated partnerships                                             125,664
Other noncurrent liabilities                                                                37,428
Commitments and contingencies (Notes 4, 5 and 8)
Partners' capital                                                                        2,101,929
                                                                                        ----------

                    Total liabilities and partners' capital                             $3,021,633
                                                                                        ==========


The accompanying notes are an integral part of the consolidated financial statements.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1999
                             (Dollars in thousands)

                                                                                          1999
                                                                                       -----------
Revenues and sales:
         Service revenues                                                              $   697,274
         Product sales                                                                     129,258
         Other                                                                              14,123
                                                                                       -----------

                    Total revenues and sales                                               840,655
                                                                                       -----------

Costs and expenses:
         Cost of service                                                                    18,495
         Cost of products sold                                                             125,230
         Operating expenses                                                                747,126
         Depreciation and amortization                                                     244,351
                                                                                       -----------

                    Total costs and expenses                                             1,135,202
                                                                                       -----------

                    Loss from operations                                                  (294,547)

Interest expense, less capitalized interest of $1,665                                      (15,505)
Interest income                                                                              1,177
Other income (expense)                                                                      (2,992)
Gain (loss) on disposal of assets                                                           22,965
                                                                                       -----------

         Loss before minority interest in
                    losses of consolidated partnerships                                   (288,902)

Minority interest in losses of consolidated
         partnerships                                                                       14,257
                                                                                       -----------

                    Net loss                                                          $  (274,645)
                                                                                       ===========




The accompanying notes are an integral part of the consolidated financial statements.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                      for the year ended December 31, 1999
                             (Dollars in thousands)


                                    PCSCO Partnership           PCS Nucleus, L.P.       Total Partners'
                              --------------------------    ---------------------------
                                 General        Limited        General        Limited       Capital
                              ------------  ------------    ------------   ------------  -----------
Balance, December 31, 1998       394,702        592,052        394,702        592,052      1,973,508


     Partner contributions        96,660        144,990         96,660        144,990        483,300



     Partner distributions       (16,046)       (24,071)       (16,046)       (24,071)       (80,234)

     Net loss                    (54,929)       (82,394)       (54,929)       (82,393)      (274,645)
                              ------------  ------------    ------------   ------------  -----------
Balance, December 31, 1999    $  420,387    $   630,577     $  420,387    $   630,578    $ 2,101,929
                              ============  ===========     ============  ============  ===========


The accompanying notes are an integral part of the consolidated financial statements.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      for the year ended December 31, 1999
                             (Dollars in thousands)

                                                                       1999
                                                                    ----------
Cash flows from operating activities:
     Net loss                                                       $(274,645)
     Adjustments to reconcile net loss to net cash
             used in operating activities:
         Depreciation and amortization                                244,351
         Bad debt expense                                              24,427
         Gain on disposal of assets                                   (22,965)
         Minority interest in losses of consolidated partnerships (14,257) Changes in assets and liabilities:
             Accounts receivable, trade                               (47,700)
             Inventory                                                 (6,571)
             Prepaid assets                                             4,443
             Other assets                                              13,757
             Accounts payable and accrued expenses                     81,591
             Accrued compensation                                      (5,443)
             Taxes, other than income                                  10,487
             Other noncurrent liabilities                              11,438
                                                                    ----------
                    Net cash provided by operating activities          18,913
                                                                    ----------
Cash flows from investing activities:
     Payments for microwave relocation                                 (4,775)
     Recoveries of microwave relocation costs                           9,997
     Proceeds from sale of property and equipment                       2,252
     Additions to property, plant and equipment                      (253,965)
     Proceeds from sale of MTA                                         84,233
                                                                    ----------
                    Net cash used in investing activities            (162,258)
                                                                    ----------
Cash flows from financing activities:
     Partner contributions                                            483,300
     Partner distributions                                            (80,234)
     Repayments to partners, net                                       (3,141)
     Proceeds from minority interest owners                            30,784
     Proceeds from capital leases                                       1,283
     Reductions of capital leases                                     (36,767)
     Payment of note payable to vendor                               (189,577)
     Decrease in overdraft payable to bank                            (47,644)
                                                                    ----------
                    Net cash provided by financing activities         158,004
                                                                    ----------
Increase in cash and cash equivalents                                  14,659
Cash and cash equivalents, beginning of period                         10,275
                                                                    ----------
Cash and cash equivalents, end of period                            $  24,934
                                                                    ==========
Supplemental disclosure in Note 11

The accompanying notes are an integral part of the consolidated financial statements.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued




1.   Organization and Activities:
     ---------------------------

     PrimeCo Personal Communications, L.P., formerly PCS PrimeCo, L.P., ("PrimeCo" or "the Partnership") was formed on October 20, 1994 as a Delaware limited partnership for the purpose of acquiring licenses issued by the Federal Communications Commission ("FCC") pursuant to Subpart E of
     Part 24 of the FCC Rules ("PCS License") and to design, build, own and operate broadband personal communications services ("PCS Business"). The Partnership will continue through 2014 unless dissolved by the Partners under dissolution provisions outlined in the partnership agreement.

     PCSCO Partnership (a wholly owned affiliate of Bell Atlantic Corporation) and PCS Nucleus, L.P. (a wholly owned affiliate of AirTouch Communications, Inc.), collectively, the "Partners," each hold a 20% general and 30% limited interest in the Partnership.

     On May 8, 1995, PrimeCo entered into three limited partnership agreements ("MTA Partnerships") with Texas Utilities Communications, Inc. ("TUC") for the purpose of operating PCS Businesses in the Dallas-Ft. Worth, San Antonio and Houston major trading areas ("Texas MTAs"). PrimeCo holds a majority interest of 80% in each MTA partnership comprised of 1% general partner and 79% limited partner interest. TUC holds a 20% minority ownership interest in each of the Texas MTAs.

     The consolidated financial statements include the accounts of PrimeCo and the Texas MTAs. The 20% interest of the Texas MTAs and the losses therefrom have been reflected as "Minority interest in consolidated partnerships" and "Minority interest in losses of consolidated partnerships." Significant intercompany balances and transactions have been eliminated in consolidation.


2.   Summary of Significant Accounting Policies:
     ------------------------------------------

     The following is a summary of significant accounting policies:

     Cash and Cash Equivalents
     -------------------------

     Cash equivalents consist primarily of highly liquid investments with minimal interest rate risk and original maturities of 90 days or less at the date of acquisition. The balance is stated at cost, which approximates fair value and is principally concentrated in institutional money market accounts. Book overdrafts are classified with accounts payable.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

     Inventory
     ---------

     Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost (determined using weighted average) or market. Market is determined using replacement cost in accordance with industry standards.

     Licenses and Microwave Relocation
     ---------------------------------

     PCS Licenses include costs incurred to acquire FCC licenses on frequency blocks A and B in the 1850-1990 MHz radio frequency bands.

     The PCS licenses are issued conditionally for ten years. Historically, the FCC has granted license renewals providing the licensees have complied with applicable rules, policies and the Communications Act of 1934, as amended. PrimeCo believes it has complied with and intends to continue to comply with these rules and policies.

     Microwave relocation includes costs incurred to relocate incumbent microwave links affecting PrimeCo's licensed frequencies.

     PrimeCo amortizes the cost of the PCS Licenses and microwave relocation costs on a straight-line basis over a 40 year life.

     Revenue Recognition
     -------------------

     PrimeCo records service revenues for the amount of communications services rendered, primarily measured by billable minutes of traffic in addition to a monthly charge for access and features, after deducting a reserve for fraudulent unauthorized use or subscriber fraud.

     Equipment sales consist of revenues from the sales of digital phones and related accessories. Such sales are not considered a primary part of PrimeCo's personal communications business. Upon shipment of products to unaffiliated customers, PrimeCo recognizes sales and related costs and expenses. PrimeCo has established programs which, under specified conditions, enable customers to return products.

     Customer accounts are monitored through an aging process that addresses the customer credit class and number of days the balance is outstanding. A reserve for uncollectible accounts is recorded based on historical accounts receivable agings and write-offs and is further evaluated as a percentage of recorded revenues. When a customer account is determined uncollectible, it is written-off.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

     Property, Plant and Equipment
     -----------------------------

     Property, plant and equipment are recorded at cost. These costs include cell site acquisition, site development, network and switch hardware, capitalized interest, and engineering and overhead. Depreciation is recorded on a straight-line basis over the following estimated useful lives: buildings, 20 years, plant and other equipment, 3 to 15 years. Leasehold improvements are depreciated over the shorter of the remaining term of the lease or the estimated useful life of the improvement. When depreciable assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income. Repair and maintenance costs are charged to expense when incurred; significant renewals and betterments are capitalized.

     Software Development Costs
     --------------------------

     Specific expenditures directly related to development projects for internal-use software are capitalized and amortized over their estimated useful life. Costs incurred in the preliminary project stage of development (prior to technological feasibility) are expensed as incurred.

     Initial operating systems software is capitalized and amortized over the life of the related hardware. Initial network application software is capitalized and amortized over three years.

     Capitalized computer software of approximately $306.6 million at December 31, 1999 is recorded in property, plant and equipment. PrimeCo amortized computer software costs of approximately $38.8 million for the year ended December 31, 1999.

     Foreign Currency
     ----------------

     PrimeCo has entered into forward exchange contracts to hedge foreign currency transactions. PrimeCo's forward exchange contracts do not subject PrimeCo to risk from exchange rate movements because gains and losses on such contracts offset losses and gains, respectively, on the Japanese yen denominated portion of its capital lease obligations. PrimeCo had approximately $126 million of foreign exchange contracts outstanding relating to foreign currency denominated capital lease obligations at December 31, 1999. The forward exchange contracts generally require PrimeCo to exchange U.S. dollars for foreign currencies at maturity, at rates agreed to at inception of the contracts.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

     Credit risk associated with concentrations can arise when changes in economic, industry or geographic factors affect groups of counterparties with similar characteristics, whose aggregate credit exposure is significant to PrimeCo's total credit exposure. The current volatility in the Asian markets creates an unfavorable environment for the counterparties to the exchange contracts to fulfill their obligations to deliver the contracted currencies. Accordingly, PrimeCo could be at risk for any currency related fluctuations if the counterparties do not contractually comply. Should the counterparties not comply, the ultimate impact, if any, will be a function of the difference in cost of acquiring yen at the time of delivery versus the contractually agreed upon price.

     The aggregate hedge receivable and capital lease payable as of December 31, 1999 is $8.7 million. The associated gain on the hedging activities, which has been netted in the statements of operations against capital lease losses for the year ended December 31, 1999 is $12.0 million.

     Income Taxes
     ------------

     The results of operations of PrimeCo will be included in the income tax returns of the partners. Accordingly, no provision for income taxes is recorded in the accompanying financial statements.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     Advertising Costs
     -----------------

     Advertising costs included in operating expenses are expensed as incurred. Advertising expenses totaled approximately $277 million in 1999. These costs include handset subsidy expenses of $147 million.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

3.   Property, Plant and Equipment:
     -----------------------------

     Property, plant and equipment consists of the following at December 31, 1999:

                                                                 1999
                                                           ----------------
                                                        (Dollars in thousands)

             Land, buildings and leasehold improvements    $        45,175
             Network equipment                                   1,699,091
             Data processing                                       188,203
             Furniture and fixtures                                 38,323
                                                           ----------------

                                                                 1,970,792
             Accumulated depreciation and amortization            (480,240)
                                                           ----------------

                       Total                               $     1,490,552
                                                           ================

     Network equipment with a cost of approximately $348 million at December 31, 1999 is subject to capital lease obligations.


4.   Leases:
     ------

     Capital Leases
     --------------

     PrimeCo entered into a series of sale/leaseback transactions for a portion of its network equipment. The sale/leasebacks were accounted for as financings, wherein the property remains on the books and a capital lease obligation is recorded for the proceeds received. The underlying amounts due under these leases have been guaranteed by the partners. There was no gain or loss associated with the transactions. Future minimum payments under these and other capital lease obligations, a portion of which are payable in Japanese yen, less imputed interest, are as follows:

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

        (Dollars in thousands)

        Years:
           2000                                                          $         48,459
           2001                                                                    48,490
           2002                                                                    51,595
           2003                                                                    61,675
           2004                                                                    85,188
           Thereafter                                                              40,859
                                                                         -----------------

        Total minimum lease payments                                              336,266
        Less: imputed interest                                                    (76,374)
                                                                         -----------------

        Present value of minimum lease payments                                   259,892
        Less: current installments                                                (39,347)
                                                                         -----------------

        Long-term capital lease obligations at December 31, 1999         $        220,545
                                                                         =================

     Operating Leases
     ----------------

     PrimeCo also has various operating leases, primarily related to rentals for towers, sites, stores and offices. At December 31, 1999, the aggregate minimum rental commitments under noncancelable operating leases for the periods shown are as follows:

        (Dollars in thousands)

           Years:
              2000                                                                48,840
              2001                                                                47,888
              2002                                                                43,628
              2003                                                                39,573
              2004                                                                38,262
              Thereafter                                                          86,619
                                                                         ----------------

           Total                                                         $       304,810
                                                                         ================

     Rental expense was approximately $54.4 million in 1999.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

5.   Commitments and Contingencies:
     -----------------------------

     Litigation
     ----------

     PrimeCo is involved in various claims and legal proceedings of a nature considered normal to its business. Management believes that these will not have a material effect on the Partnership's operating results or financial position.

     Vendor Agreements
     -----------------

     PrimeCo has an agreement with its equipment supplier with regards to equipment costs, payment terms and available credits. This equipment supplier is the primary provider for the Partnership's network equipment. Vendor credits were made available to PrimeCo based upon the volume of equipment purchased in accordance with the agreements. PrimeCo has an estimated minimum purchase commitment of $185.2 million to be paid during 2000. The vendor's sole remedy in the case of non-compliance is a reduction in 2000 and thereafter of purchase discounts.

     PrimeCo has also entered into agreements with several companies to provide PrimeCo with products and services to be used in its normal operations. The minimum payments for these agreements are approximately $13.0 million in 2000, $4.3 million in 2001, and $4.5 million in 2002.

     Microwave Relocation Costs
     --------------------------

     The FCC requires PCS License holders to compensate incumbents for relocating to new frequencies. PrimeCo has incurred approximately $196.3 million in aggregate microwave relocation costs as of December 31, 1999.

     PrimeCo is legally entitled to partial recoveries of these amounts in the future as other PCS providers establish service requiring clearance of the same microwave links; however, the aggregate recovery cannot be reasonably estimated. Amounts received with respect to these recoveries are recorded as a reduction to the related asset account.

     Recoverability of Assets and Network Expansion
     ----------------------------------------------

     The realization of PrimeCo's assets is dependent upon continued financial support from its partners and successful implementation of its business strategy. PrimeCo will continue to incur significant expenditures in connection with expanding and improving its coverage areas. The Partners have committed $380 million in funding for 2000 capital and operating expenditures. In addition, they have provided letters of support to the

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

     Partnership which ensure, up to the respective partners proportionate share of ownership, that financial support necessary to meet all cash flow requirements will be provided to PrimeCo for the twelve-month period ending January 1, 2001.

     On September 21, 1999, the Partners of PrimeCo entered into an agreement that contemplates, among other things, the combination of certain assets, including the assets of PrimeCo. At this time, management is unable to predict the precise effect of this agreement on PrimeCo.


6.   Related Party Transactions:
     --------------------------

     During 1999 each partner paid certain costs on behalf of PrimeCo. Such payments amounted to approximately $4.1 million at December 31, 1999.


7.   Employee Benefits:
     -----------------

     Effective September 1, 1995, the Partnership established a defined contribution profit sharing employee savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for all employees of PrimeCo. PrimeCo received a favorable determination letter confirming the 401(k) Plan's qualification from the Internal Revenue Service during 1996.

     Employees may elect to contribute up to 16% of their annual compensation. PrimeCo will match employee contributions up to 4% of compensation and, at its discretion, may elect to make additional contributions under the profit sharing provisions of the 401(k) Plan. Total expenses related to the 401(k) Plan for the year ended December 31, 1999 were approximately $3.4 million.


8.   Short term borrowing and Credit Facilities:
     ------------------------------------------

     Effective March 18, 1998, PrimeCo entered into a discretionary $16 million line of credit with The Chase Manhattan Bank. The line of credit was increased to $20 million on September 30, 1998. The line of credit expired December 31, 1999; an application to extend until December 31, 2000 is pending. As of December 31, 1999, no amount is outstanding.

     Mellon Bank, NA issued a discretionary $5 million line of credit effective January 23, 1997, to PrimeCo. As of January 2000, the line of credit was cancelled.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

     On December 18, 1998, PrimeCo entered into a short term note payable with one of its primary vendors. There was approximately $190 million outstanding on the note as of December 31, 1998, with a 6% interest rate. The note was paid in full in January 1999.


9.   Fair Value of Financial Instruments:
     -----------------------------------

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     . Amounts payable related to foreign currency forward contracts, which are used to hedge foreign commitments, are recorded at fair value based on currency exchange rates in effect at the balance sheet date;

     . Capital lease and microwave relocation obligations approximate fair value based on interest rates for similar transactions.


10.  Sale of MTA:
     -----------

     On January 25, 1999, PrimeCo sold, to an unrelated third party, the PCS license with respect to the Hawaii MTA, and other specified assets relating to the business of building out, owning, operating, and maintaining a PCS system in the Hawaii MTA, and providing PCS services to customers therein. The total proceeds were $72.5 million, plus reimbursement of certain costs, including all capital expenditures and operating expenses since January 1, 1998, of approximately $12 million. A gain on the sale of $25.2 million was recognized, which included the reimbursement for 1998 operating expenses.

                      PRIMECO PERSONAL COMMUNICATIONS, L.P.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

11.  Supplemental Data to Consolidated Statements of Cash Flows:
     ----------------------------------------------------------

                                                                        Year Ended
                                                                       December 31,
    (Dollars in thousands)                                                  1999
                                                                     ------------------
       Interest paid was as follows:
          Interest paid                                              $          20,376
                                                                     ==================
       Noncash investing activities were as follows:
          Additions to property, plant and equipment                 $         115,524
                                                                     ==================
          Note payable to vendor in exchange for equipment           $              -
                                                                     ==================
          Reductions and credits to property, plant and
             equipment                                               $          12,133
                                                                     ==================
          Additions to microwave relocation
             obligations                                             $           2,523
                                                                     ==================
          Additions to (reductions of) microwave relocation
               receivables                                           $           4,736
                                                                     ==================


12.  Subsequent Events:
     -----------------

     The TUC 20% minority ownership interests in the Texas MTAs were purchased by two limited liability companies which are wholly owned subsidiaries of the Partners. This transaction closed on January 6, 2000.

15